Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

_________________

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department
The Bank of New York Mellon
One Wall Street, 15th Floor
New York, NY  10286
(212) 635-1270
(Name, address and telephone number of agent for service)

GENERAL MARITIME CORPORATION
(Exact name of obligor as specified in its charter)
(See table of additional obligors on following page)

Republic of the Marshall Islands	66-071-6485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

299 Park Avenue New York, NY	10171
(Address of principal executive offices)	(Zip code)
_________________

Debt Securities

(Title of the indenture securities)
_________________

TABLE OF ADDITIONAL OBLIGORS

(Exact name of Additional Obligor as Specified in its Charter)(1)	(State or Other Jurisdiction of Incorporation)	I.R.S. Employer Identification Number
General Maritime Subsidiary Corporation	Marshall Islands	06-1597083
General Maritime Management LLC	Marshall Islands	98-0385293
General Maritime (Portugal) LLC	Marshall Islands	N/A
General Maritime (Portugal) Limitada	Portugal	N/A
General Maritime Crewing Pte. Ltd.	Singapore	N/A
Limited “General Maritime Crewing” (Russia Corporation)	Russia	N/A
GMR Agamemnon LLC	Liberia	98-0395170
GMR Ajax LLC	Liberia	98-0395169
GMR Alexandra LLC	Marshall Islands	98-0385176
GMR Argus LLC	Marshall Islands	98-0395206
GMR Constantine LLC	Liberia	98-0395161
GMR Daphne LLC	Marshall Islands	98-0588044
GMR Defiance LLC	Liberia	98-0425179
GMR Elektra LLC	Marshall Islands	98-0588046
GMR George T LLC	Marshall Islands	98-0550184
GMR Gulf LLC	Marshall Islands	98-0395216
GMR Harriet G. LLC	Liberia	98-0486381
GMR Hope LLC	Marshall Islands	98-0395218
GMR Horn LLC	Marshall Islands	98-0395220
GMR Kara G LLC	Liberia	98-0513241
GMR Minotaur LLC	Liberia	98-0395188
GMR Orion LLC	Marshall Islands	98-0395227
GMR Phoenix LLC	Marshall Islands	98-0395229
GMR Princess LLC	Liberia	98-0395231
GMR Progress LLC	Liberia	98-0395232
GMR Revenge LLC	Liberia	98-0425180
GMR St. Nikolas LLC	Marshall Islands	98-0555133
GMR Spyridon LLC	Marshall Islands	98-0395238
GMR Strength LLC	Liberia	98-0425181
Arlington Tankers Ltd.	Bermuda	98-0604955
Vision Ltd.	Bermuda	98-0471654
Victory Ltd.	Bermuda	98-0471655
Companion Ltd.	Bermuda	98-0471656
Compatriot Ltd.	Bermuda	98-0471657
Concord Ltd.	Bermuda	98-0471658
Consul Ltd.	Bermuda	98-0471659
Concept Ltd.	Bermuda	98-0481425
Contest Ltd.	Bermuda	98-0481426
General Maritime Subsidiary II Corporation	Marshall Islands	98-0666034
GMR Atlas LLC	Marshall Islands	98-0666042
GMR Hercules LLC	Marshall Islands	98-0666039
GMR Maniate LLC	Marshall Islands	98-0666040
GMR Poseidon LLC	Marshall Islands	98-0666041

GMR Spartiate LLC	Marshall Islands	98-0666037
GMR Ulysses LLC	Marshall Islands	98-0666035
GMR Zeus LLC	Marshall Islands	98-0666038

(1) The address of the principal executive offices of each of the additional obligors listed above are the same as those of General Maritime Corporation.

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	-
A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of December, 2010.

THE BANK OF NEW YORK MELLON

By:	/s/ Beata Harvin
	Name:	Beata Harvin
	Title:	Vice President

EXHIBIT 7
(Page i of iii)

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2010, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,892,000
Interest-bearing balances	71,640,000
Securities:
Held-to-maturity securities	3,857,000
Available-for-sale securities	55,342,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	18,000
Securities purchased under agreements to resell	778,000
Loans and lease financing receivables:
Loans and leases held for sale	16,000
Loans and leases, net of unearned income	24,990,000
LESS: Allowance for loan and lease losses	517,000
Loans and leases, net of unearned income and allowance	24,473,000
Trading Assets	8,311,000
Premises and fixed assets (including capitalized leases)	1,140,000
Other real estate owned	7,000
Investments in unconsolidated subsidiaries and associated companies	916,000
Not applicable
Intangible assets:
Goodwill	6,371,000
Other intangible assets	1,852,000
Other assets	13,262,000
Total assets	$190,875,000

EXHIBIT 7
(Page ii of iii)

LIABILITIES
Deposits:
In domestic offices	$64,871,000
Noninterest-bearing	34,508,000
Interest-bearing	30,363,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	80,811,000
Noninterest-bearing	2,198,000
Interest-bearing	78,613,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	3,192,000
Securities sold under agreements to repurchase	27,000
Trading liabilities	9,222,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,228,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	11,236,000
Total liabilities	$175,077,000
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,565,000
Retained earnings	6,545,000
Accumulated other comprehensive income	-809,000
Other equity capital components	0
Total bank equity capital	15,436,000
Noncontrolling (minority) interests in consolidated subsidiaries	366,000

Total equity capital	15,798,000

Total liabilities, minority interest, and equity capital	$190,875,000

EXHIBIT 7
(Page iii of iii)

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Steven G. Elliott	Directors
Robert P. Kelly